                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Johnson & Johnson of our report dated January 24, 2000 relating to the consolidated financial statements, which appears in the Johnson & Johnson 1999 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 2, 2000. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Johnson & Johnson" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
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                                          PricewaterhouseCoopers LLP

New York, New York
February 19, 2001